UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2023, LivaNova PLC (the “Company”) announced that the Company’s Board of Directors (the “Board”) has determined to extend the term of William A. Kozy’s employment as interim Chief Executive Officer until the earlier of (i) the commencement of employment of a successor Chief Executive Officer and (ii) April 13, 2024.

In connection with this extension and consistent with the terms of Mr. Kozy’s previously filed offer letter, the Compensation Committee of the Board determined to grant Mr. Kozy an additional one-time award of time-based restricted stock units under the Company’s Amended and Restated 2022 Incentive Award Plan with a grant date fair value of $750,000, effective as of December 15, 2023, in accordance with the Company’s next predetermined equity grant date (contingent upon Mr. Kozy’s continued employment as interim Chief Executive Officer through such date), which will vest upon the earlier of (i) the commencement of employment of a successor Chief Executive Officer and (ii) April 13, 2024, subject to Mr. Kozy’s continued employment through such vesting date.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: October 19, 2023	By: /s/ Michael Hutchinson
Name: Michael Hutchinson
Title: SVP, Company Secretary & Chief Legal Officer